Exhibit 99j.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of the MP63 Fund, Inc. and to the use of our report, dated April 21, 2005, on the financial statements and financial highlights of the MP63 Fund, Inc. which appear in the 2005 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

/s/ WithumSmith+Brown, P.C.

East Brunswick, New Jersey

May 5, 2005